Exhibit 10.3

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE CEREVEL THERAPEUTICS HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

Name of Grantee:
Target No. of Restricted Stock Units:
Grant Date:
Performance Period:

Pursuant to the Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan as amended through the date hereof (the “Plan”), Cerevel Therapeutics Holdings, Inc. (the “Company”) hereby grants an award (an “Award”) of the target number of Restricted Stock Units listed above (the “Target Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.0001 per share (the “Stock”) of the Company.

1.
Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.
Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified on the schedule set forth on Schedule A, so long as the Grantee maintains a continuous Service Relationship with the Company or a Subsidiary on such Dates. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.
Termination of Service. Except as set forth on Schedule A hereto, If the Grantee’s Service Relationship with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.
Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in

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Performance Restricted Stock Unit Agreement

no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.
Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.

7.
Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.
No Obligation to Continue Service. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment or any other Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Service Relationship of the Grantee at any time.

9.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.
Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and

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Performance Restricted Stock Unit Agreement

transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

CEREVEL THERAPEUTICS HOLDINGS, INC.

By: Kenneth DiPietro, Chief Human Resources Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature

Grantee’s name and address:

Cerevel Therapeutics Holdings, Inc.

Performance Restricted Stock Unit Agreement

Schedule A

1.
General. The Restricted Stock Units will be eligible to be earned and shall vest subject to the terms and conditions of this Schedule A. Fifty percent (50%) of the Target Award shall be eligible to be earned and vest based on achievement of the Company’s Annualized Absolute TSR (as defined below) (the “Absolute TSR Target Award”) and (ii) fifty percent (50%) of the Target Award shall be eligible to be earned and vest based on the achievement of the Company’s TSR (as defined below) relative to the TSRs of the Peer Group Members (the “Relative TSR Target Award”).
2.
Definitions. The terms set forth below, as used in this Schedule A, shall have the following meanings:
a.
“Annualized Absolute TSR” shall mean the Company’s TSR, annualized over the Performance Period, based on the following formula:

Annualized Absolute TSR = [1 + Total Shareholder Return]^(1/Performance Period) – 1

b.
“Beginning Stock Price” shall mean the average closing stock price of the Company and each Peer Group Member, as applicable, over the trailing 20 consecutive trading-day period ending on (and including) the first day of the Performance Period. For the purpose of determining Beginning Stock Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
c.
“Employment Agreement” shall mean that certain Employment Agreement by and between Cerevel Therapeutics, LLC and the Grantee dated as of [DATE].
d.
“Ending Stock Price” shall mean the average closing stock price of the Company and each Peer Group Member, as applicable, over the trailing 20 consecutive trading-day period ending on the last trading day of the Performance Period; provided that, if the last day of the Performance Period is a Sale Event, the Stock Price of the Company shall equal the fair market value, as determined by the Administrator in its discretion, of the total consideration paid in the transaction resulting in the Sale Event for one share of Stock, and the Stock Price of each Peer Group Member shall be equal to the average closing stock price of such Peer Group Member during the trailing 20 trading-day period ending on the last trading day prior to such Sale Event. For the purpose of determining Ending Stock Price, the value of dividends and other distributions shall be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.

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Performance Restricted Stock Unit Agreement

e.
“Peer Group” shall mean the companies that are the constituents of the Nasdaq Biotech Index as of the first day of the Performance Period.
f.
“Peer Group Member” shall mean each company in the Peer Group.
g.
“Performance Period” shall mean the period commencing on [DATE] and ending upon the earlier of (i) [DATE] or (ii) a Sale Event. For purposes of calculating Annualized Absolute TSR, the Performance Period shall represent the number of completed years and months in decimal form (e.g., 2 years and 9 months = 2.75 years).
h.
“Total Shareholder Return” or “TSR” shall be determined with respect to the Company and each Peer Group Member by dividing (i) the sum of (A) the difference obtained by subtracting the applicable Beginning Stock Price from the applicable Ending Stock Price plus (B) all dividends and other distributions during the Performance Period, which are treated as reinvested in additional shares of stock at the closing market price as of the ex-dividend date by (ii) the applicable Beginning Stock Price. Any non-cash distributions shall be valued at fair market value.
i.
“TSR Percentile Rank” shall be determined in accordance with the formula of N minus R divided by N minus one, (N-R)/(N-1), where N equals the number of total companies in the Peer Group including the Company, and R equals the Company’s TSR ranking among those of the Peer Group Members, with R equal to 1 if the Company’s TSR ranks the highest and R equal to N if the Company’s TSR ranks the lowest; provided that:

i. In the event a bankruptcy proceeding is commenced during the Performance Period with respect to any Peer Group Member, or if at any time during the Performance Period a Peer Group Member is liquidated due to an insolvency, such Peer Group Member shall remain in the group with an ending price of $0;

ii. In the event that a merger, acquisition or business combination of a Peer Group Member by or with another Peer Group Member is consummated during the Performance Period, then the entity that survives as a result of such merger, acquisition, or business combination will be considered a Peer Group Member for purposes of TSR percentile ranking for the Performance Period;

iii. In the event that (a) a Peer Group Member ceases to be a publicly-traded company for any reason other than bankruptcy or a liquidation due to insolvency, or (b) a merger, acquisition or business combination of a Peer Group Member by or with an entity that is not a Peer Group Member is consummated during the Performance Period, and such Peer Group Member is not the entity that survives as a result of such merger, acquisition, or business combination, then such Peer

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Performance Restricted Stock Unit Agreement

Group Member shall be removed and treated as if it had never been in the peer group for purposes of TSR percentile ranking for the Performance Period.

3.
Earning and Vesting of Restricted Stock Units – Absolute TSR.

a. Outside a Sale Event. If the last day of the Performance Period is not a Sale Event, the number of Restricted Stock Units, if any, that become earned and vested following the completion of the Performance Period based on the achievement of the Company’s Annualized Absolute TSR shall be equal to the Absolute TSR Target Award multiplied by the “Percentage of Absolute TSR RSUs Earned” set forth in the table opposite the applicable level of performance based on the Company’s Annualized Absolute TSR.

Annualized Absolute TSR	Percentage of Absolute TSR RSUs Earned
Less than 8.0%	0%
8.0%	50%
12.5%	100%
15.0%	150%
20.0%	200%
25.0% or greater	250%

For purposes of this Section 3(a) of this Schedule A, if the Annualized Absolute TSR falls between two levels, the percentage of Absolute TSR RSUs earned shall be interpolated on a straight-line basis and rounded down to the nearest whole Restricted Stock Unit, and for purposes of clarity, (i) in no event shall the percentage of the Absolute TSR Target Award that vests exceed 250%; and (ii) in the event the Annualized Absolute TSR does not equal or exceed 8.0%, no portion of the Absolute TSR Target Award shall vest.

b. Sale Event. If the last day of the Performance Period is a Sale Event, the number of Restricted Stock Units, if any, that become earned and vested upon the Sale Event based on the achievement of the Company’s Annualized Absolute TSR shall be equal to the Absolute TSR Target Award multiplied by the “Percentage of Absolute TSR RSUs Earned” set forth in the table opposite the applicable level of performance based on the Company’s Annualized Absolute TSR.

Annualized Absolute TSR	Percentage of Absolute TSR RSUs Earned

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Performance Restricted Stock Unit Agreement

Less than 12.5%	50%
At least 12.5% but less than 15%	100%
At least 15% but less than 20%	150%
At least 20% but less than 25%	200%
At least 25% but less than 30%	250%
30% or greater	275%

For purposes of this Section 3(b) of this Schedule A and for clarity, in no event shall the percentage of the Absolute TSR Target Award that vests exceed 275%.

4.
Earning and Vesting of Restricted Stock Units – Relative TSR.

The number of Restricted Stock Units, if any, that become earned and vested following the completion of the Performance Period (including upon a Sale Event) based on the achievement of the Company’s TSR relative to the Peer Group Members shall be equal to the Relative TSR Target Award multiplied by the “Percentage of Relative TSR RSUs Earned” set forth in the table below opposite the applicable level of performance based on the Company’s TSR Percentile Rank.

TSR Percentile Rank	Percentage of Relative TSR RSUs Earned
Less than 30th Percentile Rank	0%
Equal to 30th Percentile Rank	50%
Equal to 55th Percentile Rank	100%
Equal to 70th Percentile Rank	150%
Equal to 80th Percentile Rank	200%
Equal to 90th Percentile Rank or greater	250%

If the TSR Percentile Rank falls between two levels, the percentage of Relative TSR RSUs earned shall be interpolated on a straight-line basis. For purposes of clarity, in no event

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Performance Restricted Stock Unit Agreement

shall the percentage of the Relative TSR Target Award that vests exceed 250%; and (ii) in the event the TSR Percentile Rank does not equal or exceed the 30th percentile, no portion of the Target Award shall vest.

5.
Determination by the Administrator. As soon as practicable following the last day of the Performance Period (but not later than sixty (60) days following the completion of the Performance Period) or, if applicable, no later than the consummation of a Sale Event, the Administrator shall determine and certify the level of achievement with respect to the Company’s TSR performance and the number of Restricted Stock Units, if any, that are earned in accordance with the forgoing. Any Restricted Stock Units that are earned hereunder are referred to as “Earned RSUs” and, except as set forth in Section 6 of this Schedule A below, the date when the Administrator certifies the number of the Earned RSUs is referred to as the “Vesting Date.”; provided that, where the last day of the Performance Period is a Sale Event, the Sale Event shall be the Vesting Date. Any Restricted Stock Units that fail to become Earned RSUs on the Vesting Date shall be immediately forfeited for no consideration as of such date. Any Earned RSUs shall be rounded to the nearest whole number of shares of Stock. All determinations under this Schedule A shall be made by the Administrator and will be final and binding on the Grantee. With respect to the computation of TSR, Beginning Stock Price, and Ending Stock Price, there shall also be an equitable and proportionate adjustment to the extent (if any) necessary to preserve the intended incentives of the awards and mitigate the impact of any stock split, stock dividend or reverse stock split occurring during the Performance Period (or during the applicable 20-day period in determining Beginning Price or Ending Price, as the case may be).

In the event of any ambiguity or discrepancy, the determination of the Administrator shall be final and binding.

6.
Involuntary Termination. If the Grantee’s Service Relationship is terminated (i) by reason of the Grantee’s death or by reason of the Grantee’s disability (as determined in accordance with Section 4(a) of the Employment Agreement), (ii) by the Company without Cause (as defined in the Employment Agreement) or (iii) by the Grantee with Good Reason (as defined in the Employment Agreement), this Award shall accelerate and vest as of the date of termination (which shall be treated as the “Vesting Date” hereunder) with respect to a number of Restricted Stock Units equal to the greater of (A) the Target Award, or (B) the number of Restricted Stock Units determined under Section 3 of this Schedule A as if the date of the termination were the last day of the Performance Period, prorated based on the number of days elapsed during the Performance Period divided by 1,460.